UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2011

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers

On February 3, 2011, the Compensation and Leadership Development Committee of our Board of Directors approved an additional stock option grant for Michael J. Herbert if he exceeds a budgeted goal for international sales in 2011. There were no other changes to the compensation arrangements with our other Named Executive Officers. The compensation arrangements with all of our Named Executive Officers, including the change to Mr. Herbert’s compensation, are set forth on Exhibit 10 attached hereto and incorporated herein by this reference.

Item 7.01      Regulation FD Disclosure

On February 4, 2011, during our quarterly earnings conference call, our Chairman stated that we are planning to close our plant in Ireland. To clarify that statement, we are continuing to evaluate our alternatives for our operations at this plant. We have not yet decided if or when we will relocate the manufacturing operations, and we hope to maintain research and development and limited production operations at this location. We believe that closing this plant, if it occurs, will not be material to our operations as a whole.

Item 9.01      Financial Statements and Exhibits

(d)         Exhibits:

Exhibit Number	Description

10	Compensation of Named Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	February 8, 2011	By	/s/ Karen Colonias
Karen Colonias
Chief Financial Officer